CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the inclusion in this Post-Effective No. 62 to Registration Statement No. 2-34100 on Form S-6 of our report dated November 14, 1995 on our audit of the financial statements of Fidelity Systematic Investment Plans: Destiny Plans I and Destiny Plans II.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
November 20, 1995